                                                                     Exhibit 4.1


                             CERTIFICATE OF TRUST OF
                     Chase Manhattan Auto Owner Trust 2004-A

         This Certificate of Trust of Chase Manhattan Auto Owner Trust 2004-A (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss.3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust formed hereby is Chase Manhattan Auto Owner Trust 2004-A.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1000 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate in accordance with the Act.


                                     WILMINGTON TRUST COMPANY, not in
                                     its individual capacity but
                                     solely as trustee of the Trust


                                      By:   /s/ Kathleen A. Pedelini
                                          ---------------------------------
                                            Name: Kathleen A. Pedelini
                                            Title:  Financial Services Officer